Exhibit 99.2

Letter to Shareholders Q3 2020

Q3 2020 LETTER TO SHAREHOLDERS

Dear Shareholders,

This has been a transformative year for Shift and for our business, punctuated by our entrance to the public markets in October. We are pleased to report strong financial results year to date and expect to continue building on that momentum in the fourth quarter and beyond.

The last nine months have been extraordinary for Shift. Since the onset of COVID, consumers—and businesses—have accelerated a digital transformation that was already underway. Our business was built to support this consumer behavior, so unlike other traditional retailers, we didn't have to shut down during the lockdown period, or create new capabilities to be able to sell in a touchless way in the new shopping environment. While COVID has brought about unfortunate events, it has resulted in accelerating demand for our offering. And we have been working hard to meet it.

In the third quarter, we grew total revenue 31%, adjusted GPU[1] 89% and total unit sales 34%, year over year, and sold nearly 1,000 ecommerce units per month. These record growth rates were ahead of our prior expectations, demonstrating our momentum and the massive opportunity in front of us.

As this is our first shareholder letter, we want to take a moment to outline our strategic priorities and highlight our operational efficiencies, then we will provide a business update and discuss our recent accomplishments.

Shift 101

Since we first came up with the idea, Shift's mission has always been to make car purchase and ownership simple— to make buying or selling a used car fun, fair, and accessible to everyone. We are delivering on that mission, since selling our very first car in 2014 to now expecting to generate approximately $194 - $197 million in revenue in 2020, the strongest in Shift's history.

Shift sells the broadest range of cars of any major auto ecommerce company, including value cars[2], which our customers love. Additionally, we have built a strong technology platform that enables us to service our customers with low cost logistics, delivering an exceptional customer experience. As a result of our technology-driven and customer centric approach, Shift has earned a 70 net promoter score for customer satisfaction, well above that received by traditional auto retailers.

Our regional presence enables us to source vehicles locally and then resell them within the same region, leaving us uniquely positioned in each market. There are several benefits to this model, such as inventory acquisition, onboarding and sales, fewer average days to sale as compared to the broader ecommerce industry, transportation, logistics and fulfillment costs, unique test drive offerings, as well as future "ownership" opportunities that we believe tie well into our customer life-cycle model. In addition, our model benefits significantly from strategic and targeted merchandising marketing. Although we operate using a regional fulfillment model, we still use centralized services such as our inside sales operation and our customer service.

1. *Adjusted GPU is a non-GAAP financial measure. Please see the discussion in the section called "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.*
2. *We define value cars as those with > 80,000 miles or > 8 years old*

SHIFT 2

Q3 2020 LETTER TO SHAREHOLDERS Strategic Priorities 3

Q3 2020 LETTER TO SHAREHOLDERS Strategic Priorities Looking ahead, we are focused on several strategic priorities that we believe will drive long term growth. In the near - term, our strategy is: 4 Deepen penetration in our existing markets and expand into new markets Improve attachment rates of high - quality ancillary products Drive reconditioning efficiencies Increase our brand recognition

Q3 2020 LETTER TO SHAREHOLDERS Driving growth in F&I revenue is another important component of our long - term strategic goals. Shift offers customers high - quality ancillary products such as financing, vehicle protection and tire and wheel protection services. We are making strategic investments in our F&I offerings to improve monetization per unit sold over time. In Q3, we grew F&I per unit 48% compared to Q3 2019. We will continue optimizing our ancillary product offerings to increase attachment rates and drive gross margin expansion over time. We are focused on driving penetration within our existing footprint through strategic branding and marketing strategies, as well as offering consumers the largest and broadest selection of inventory. Over the long term, as we strengthen our foothold in a particular market, we benefit from word of mouth as well as from improved unit economics. We believe we can continue to strengthen our market presence in our mature markets, while driving further penetration in our more nascent markets. At the end of Q3, we were operating in 6 metro areas in the US. The model that we presented during the investor meetings we held in connection with our recent SPAC merger contemplates launching two markets a year. We are confident in our continued geographic expansion and believe we have the runway to opportunistically accelerate our plans, while continuing to focus on deepening penetration in our existing markets. We recently announced the launch of our newest market, Seattle, which while early, is getting good traction. We are also excited about launching vehicle acquisitions in Austin, TX this week. 5 Markets Ancillary Products

Q3 2020 LETTER TO SHAREHOLDERS As we - and others in this space - have discussed before, COVID has upended the pricing dynamics in used car sales. Our technology suite is optimized to successfully acquire the right inventory at the right price. And, our regional reconditioning strategy means that our software can adjust for different variables and enable us to quickly adapt our reconditioning process. We are leveraging our core technologies and will continue investing to enhance our in - house reconditioning processes. We strongly believe that in - house reconditioning is a valuable advantage in the used auto retail market. In addition to market maturity and ancillary products, efficient reconditioning is a critical component of our long - term gross margin targets. Shift has five reconditioning facilities across our California and Oregon markets, enabling us to execute on our regional strategy, and we will be launching facilities in our newer markets like Seattle and Austin. While our facilities have the physical capacity to process substantially more cars and are scalable in nature, hiring skilled laborers has been uniquely challenging in the COVID environment, especially in California, creating a bottleneck for our internal reconditioning throughput. At the onset of COVID, we had solid inventory on - hand and made the strategic decision to be hyper - selective about our car buying through the lockdown period. Our selective acquisition strategy resulted in strong gross profit per unit year to date, but ultimately the heightened demand throughout that period resulted in a substantial inventory gap, as we were selling far more units than we were acquiring in those early lockdown months. Then we were rapidly accelerating acquisitions to build our inventory and meet the growing consumer demand. As previously discussed, this dynamic has created a near - term backlog for our reconditioning operations, especially given slower than anticipated mechanic hiring. In order to accelerate unit sales and drive growth we decided to outsource reconditioning for certain vehicles, while also incurring substantially more over - time expenses for in - house technicians than we would otherwise expect - we discuss some of the details of the financial impact later in this letter. We are building Shift for the long - term and believe that the demand we’re seeing exemplifies the strength of our offering. We are actively working on hiring additional mechanic support to bring all of our reconditioning capabilities back in - house, which we believe is critical for long - term success. 6 Reconditioning

Q3 2020 LETTER TO SHAREHOLDERS 7 Now turning to our brand and marketing strategy. We have been successful in leveraging advanced data tools that enable smart decision making and take advantage of our regional strategy - enabling us to make efficient channel choices. Regions in which we operate are very different from each other. For example, convertible sales are prevalent in Southern California. EVs and hybrids are more popular in the Bay area and in Portland. And trucks sell really well in Sacramento. Through our regional merchandising marketing strategy, we can deploy marketing campaigns that reflect the personality of each of those markets, while maintaining the inventory to support our customers’ preferences. We have identified an opportunity to create a truly differentiated brand. We are leading the way in building a brand that has a lasting relationship with consumers, which in turn builds long - term strategic value for Shift. We are very happy with how the team and our business performed in Q3, and believe these results position us well to execute on this next stage of growth for the business. Branding & Marketing

Q3 2020 LETTER TO SHAREHOLDERS 3rd Quarter Highlights 8

Q3 2020 LETTER TO SHAREHOLDERS We are excited about the opportunity in front of us. We believe we have the right strategy in place and are making meaningful progress despite the challenging macro factors which we have been confronting, not only in regard to the pandemic but also the fires that have impacted areas of the West Coast encompassing several of our core markets. Despite these issues, we are seeing strong performance across all of our markets and are making inroads in expanding our geographic footprint. With the recently announced launch of our newest two - sided marketplace in Seattle, Washington, Shift now covers all major metros on the West Coast. We believe that the combination of having a supply line along the coast in both interlocking and self - sustaining regions creates both strong inventory advantages and cost synergies. There is a tremendous growth opportunity within our west coast footprint, and we believe we can replicate this model in other regions. As a reminder, we take a highly efficient, CapEx - light approach to opening new markets by first acquiring cars locally to build inventory, followed by the establishment of our own hubs and reconditioning centers. To that end, we recently announced that we are beginning to purchase select inventory in Austin, Texas, creating the backbone for our next regional concentration. We are using the same playbook we have successfully deployed to establish, and expand, our footprint on the West Coast. 9 Market Expansion Third Quarter Highlights

Q3 2020 LETTER TO SHAREHOLDERS 10 10 Q3 was also an exciting time for Shift from a brand point of view. We recognized the opportunity to establish a truly differentiated brand, and recently unveiled our new brand and marketing strategy, including an ad campaign, new look and feel and an official spokesperson for the company. The overarching theme of the new Shift brand is embracing and celebrating used cars — unique in a category that often pushes consumers to purchase new vehicles. But buying a new car is a trap. Even if you think you succeeded in haggling through the industry’s opaque and discriminatory pricing approach, the moment you drive off the dealer’s lot you proceed to lose thousands of dollars, on average, with rapid depreciation. And, this is not true when you buy a quality used car from Shift. It was this insight that inspired the company's new brand. By being driver - centric and tech - forward, Shift is challenging the traditional model to give consumers a better used car buying experience — one they can feel good about. We proudly celebrate and champion the value and quality of Shift used cars, and the savvy consumers who buy them. We believe we’re going to lead the way in the category with our unique philosophy of building a relationship with consumers and a brand they love, which ultimately drives long - term value and top line growth. Our positioning and creative strategy is differentiated and will drive brand affinity. We now have an increased marketing budget to execute on our strategy. Despite increased spend, we continue to market more efficiently than peers due to focus on targeted digital advertising and regional market efficiencies. Brand & Marketing Third Quarter Highlights Some specific new initiatives that we have taken over the last 90 days include: In Q3, we continued to invest in our technology platform. This includes investments in the consumer experience, on the operations side (to ensure that our team uses technology leverage to its fullest), and data science, where machine learning can continuously help us improve how we buy cars and engage with consumers. Platform & Product

Q3 2020 LETTER TO SHAREHOLDERS

Third Quarter Highlights

Leadership Team

We have a deep bench of industry experts leading Shift. We will continue to strengthen our leadership team as we position Shift for long-term success as a public company. We recently added Mark McCollum to our team as Chief Revenue Officer. Previously Mark led the Texas and Arizona markets for AutoNation and has been an automotive software startup founder as well, so he brings deep expertise as a multi-decade veteran of the auto retail industry to Shift. We are also pleased to welcome our Senior Vice President and Controller, Blima Tuller, who has over 20 years of experience in running public company accounting teams. Blima will lead our accounting team and work to optimize our internal processes and practices for best-in-class public company reporting standards.

In addition to our management team, we also invested in the development of our world-class Board of Directors. During the third quarter, we welcomed a financial veteran of the automotive retail industry and our audit committee chair, Victoria McInnis; Adam Nash, a seasoned consumer technology executive from bellwether companies such as LinkedIn and Dropbox; and Kellyn Smith Kenny, an experienced marketer, who served as the global Chief Marketing Officer at Hilton Worldwide and is recognized by Fortune, Adweek and others for marketing innovation, effectiveness, and leadership. We are thrilled to have such a diverse set of experts in our corner as we enter the next phase of growth.

In summary, we have made significant progress in the past nine months and are embarking on our life as a public company with exciting momentum. We are investing in market expansion, an innovative branding and marketing strategy, industry-leading consumer technology and a world-class leadership team.



Mark McCollum
Chief Revenue Officer



Blima Tuller
Senior Vice President and Controller

New Board Representation

LinkedIn

Dropbox

HILTON WORLDWIDE

GM General Motors

SHIFT

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Q3 2020 LETTER TO SHAREHOLDERS Financial Overview 12

Q3 2020 LETTER TO SHAREHOLDERS We operate in a highly fragmented industry, with a massive market opportunity. Our focus on achieving strong unit economics has positioned us well to accelerate revenue growth. This coupled with our CapEx - light ecommerce approach makes for a compelling long - term model. Our third quarter - and year to date - results demonstrate that there is clear demand for our offerings, and consumers are embracing Shift more than ever before. One of our goals as a public company is to provide transparency around our performance and future expectations. We will first hit on our Q3 financial highlights and then walk through our Q4 outlook. Unless otherwise noted, all comparisons are year - over - year. Total Revenue grew 31% year - over - year and 85% sequentially, reaching a record $59.9 million. Total units sold were 4,046, up 34%. Our strong growth was driven by higher ecommerce and wholesale unit sales, which grew 35% and 31%, respectively. Non - GAAP Adjusted Gross Profit grew 156% to $3.9mm or 6.5% of total revenue. The significant increase was largely driven by an increase in ecommerce unit sales, as well as a 113% increase in other revenue, both of which carry high margins. We continue to optimize across the business and reported strong margins throughout the third quarter. Ecommerce Gross Profit per Unit which can be thought of as the margin earned on the sale of the vehicle itself increased to $545 per unit, up from $360 per unit. This increase was largely driven by operational and technological improvements made to rationalize our inventory and improve our vehicle sourcing. Other Gross Profit per Unit increased to $745 per unit, up 48% year - over - year. We have made strategic investments to enhance our high - quality ancillary products to better monetize our unit sales, and we believe these results are a testament to the contribution of F&I. Adjusted Gross Profit per Unit (GPU) was $1,319, up 89% year - over - year, and in line with our prior expectations. Our non - repair labor costs, which provide helpful insight into the efficiency of our reconditioning processes, were $152 per unit in the quarter. 13 Q3 2020 Key Results

Q3 2020 LETTER TO SHAREHOLDERS 14 SG&A was $24mm, or 40% of revenue, up from 35% in Q3 last year. The increase in SG&A was primarily driven by increased marketing spend, which totaled $7.7 million for the quarter, and an increase in expenses associated with becoming a public company. We will continue to make disciplined investments in sales and marketing to drive long - term revenue growth and anticipate similar G&A impact from costs associated with becoming a public company in the near - term. Adjusted EBITDA loss for the period was $(19.4) million or (32.4)% of total revenue, as compared to (30.5)% of revenue in the year ago period. Cash and Equivalents As of September 30, 2020, cash and equivalents totaled $18 million. We closed our merger with Insurance Acquisition Corp. on October 13, 2020, in a transaction that delivered approximately $302 million, net of deal related expenses, to support growth and working capital. Subsequent to the close of the merger, we also paid down the $6.1 million balance of our PPP loan and $25 million balance on our delayed draw term loan. Shares Outstanding As of October 13, 2020 and immediately following the transaction, Shift had approximately 82.1 million shares outstanding, inclusive of 6 million shares which are subject to the earnout provisions of the agreement governing the Merger. We expect basic and diluted weighted average shares outstanding to be approximately 82.7 million in Q4.

Q3 2020 LETTER TO SHAREHOLDERS Q4 Guidance (YoY growth) Revenue GPU Adj. EBITDA Margin ● + 163% to 174% ● + 100% to 200% ● + 250 to 350 bps 15 Financial Outlook Turning to our outlook. While COVID - 19 has clearly presented us and the industry with a new set of challenges, we continue to see strong demand for our product, and as a result, we are increasing our prior revenue expectations. We now expect Q4 revenue to be another record, in the range of $72 million to $75 million, representing 163% - 174% year over year growth, the strongest revenue growth rate in the Company’s history. In addition to our GPU guidance, we are providing a one - time disclosure of the financial impact and our rationale regarding the use of outsourced reconditioning and overtime labor. We’ve always known that using 3rd parties for reconditioning is less than ideal for both operational and financial reasons, which is why owning the processes in - house is a core competency for Shift. Due to the heightened demand we were anticipating, we conducted an internal analysis to determine the financial impact of the need to outsource some reconditioning for select vehicles as we ramp our capacity to meet our strong demand. We found the blended impact of 3rd party reconditioning to be $209 per unit in the third quarter. On top of that, the amount of overtime paid to internal teams is resulting in additional incremental costs of $60 - $70 per unit over the course of the period. As evidenced by our revenue growth guidance, we are prioritizing revenue acceleration, by fulfilling demand and building our brand to capture market share. As was the case in Q3, we will continue to leverage a combination of our internal staff, assuming increased overtime, and third party reconditioning for certain vehicles in Q4 to absorb the outsized demand. We believe this is a short - term trade - off that will leave Shift well - positioned for the long - term. We anticipate that our GPU for Q4 will represent 100% - 200% year - over - year growth. We will continue to work through the COVID - 19 related staffing challenges, while remaining focused on GPU. Our near and mid - term GPU growth drivers are: our regional inventory strategy, technology - first model and data advantages, ancillary products and optimizing our in - house reconditioning. We remain confident in our long - term GPU targets. As a result of our expectations for GPU, as well as the investments we are making in sales and marketing to drive long - term revenue growth and G&A expenses associated with becoming a public company, we expect Adjusted EBITDA Margin to improve by 250 - 350 basis points year over year in Q4. Our Q3 financial performance and Q4 outlook are testaments to our ability to scale Shift. We will continue to make responsible investments as we execute on our strategy to drive long - term growth.

Q3 2020 LETTER TO SHAREHOLDERS Key Takeaways 16 1. We have a very broad approach to inventory, which allows us to cover the largest spectrum of cars consumers want online. That’s enabled by our regional model, our test drives and our reconditioning capabilities. 1. Our differentiated technology is all built on data with machine learning and AI, which allows us to optimize the entire product experience from our inventory strategy through the end sale. 1. We are continuing to build a strong brand, which we believe will drive market share over the long - term.

Q3 2020 LETTER TO SHAREHOLDERS We exited Q3 with record revenue growth & strong momentum. 17 We will continue to invest in the business to accelerate growth as we scale in new and existing markets. We are committed to delivering shareholder value for years to come.

Q3 2020 LETTER TO SHAREHOLDERS Closing 18 George Arison Co - founder and Co - CEO Toby Russell Co - founder and Co - CEO Cindy Hanford CFO We want to extend a huge thanks to the entire Shift team for their hard work and dedication. Tomorrow morning we'll be coming together virtually to ring the opening bell on the NASDAQ to celebrate all of the accomplishments we’ve made so far this year. We couldn’t be more excited for the road ahead. We will be “on the road” the next several weeks, including at the upcoming virtual investor conference hosted by Wells Fargo and virtual NDRs before the end of the year. Thank you for your continued support. Sincerely, Conference Call Information Shift senior management will host a conference call today to discuss the Company’s Q3 2020 financial results and fourth quarter outlook. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 614 - 1395 or (914) 987 - 7116. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com . A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through November 19, 2020 by dialing (855) 859 - 2056 or (404) 537 - 3406 and entering passcode 9878278#.

Q3 2020 LETTER TO SHAREHOLDERS 19 19 Shift Technologies Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands, except share and per share amounts) (unaudited)

Q3 2020 LETTER TO SHAREHOLDERS 20 20 Shift Technologies Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited)

Q3 2020 LETTER TO SHAREHOLDERS 21 21 Shift Technologies Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

Q3 2020 LETTER TO SHAREHOLDERS 22 22 Shift Technologies Inc. and Subsidiaries Reconciliation of Gross Profit to Adjusted Gross Profit (in thousands, except share and per share amounts) (unaudited)

Q3 2020 LETTER TO SHAREHOLDERS 23 23 Reconciliation of GPU to Adjusted GPU Shift Technologies Inc. and Subsidiaries Reconciliation of Gross Profit Per Unit to Adjusted Gross Profit Per Unit (unaudited)

Q3 2020 LETTER TO SHAREHOLDERS 24 24 Shift Technologies Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited)

Q3 2020 LETTER TO SHAREHOLDERS Explanation Of Non - GAAP Measures In addition to our GAAP results, we review certain non - GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non - GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below. These non - GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non - GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non - GAAP financial measures may differ from the items excluded from, or included in, similar non - GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this press release. Adjusted Gross Profit Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement, which resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. This is a non - cash adjustment, and we do not expect any material future non - cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale. Adjusted Gross Profit per Unit We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as Ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long - term profitability. 25 25

Q3 2020 LETTER TO SHAREHOLDERS Adjusted EBITDA: We define Adjusted EBITDA as net loss adjusted to exclude stock - based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non - cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to acquisition and related items. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons: ● Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. ● Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. ● Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period - to - period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non - GAAP financial measures to supplement their GAAP results. Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include: ● Stock - based compensation is a non - cash charge and will remain an element of our long - term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period. ● Depreciation and amortization are non - cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements. ● Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments. ● Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense. ● Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP. 26 26

Q3 2020 LETTER TO SHAREHOLDERS Cautionary Statement Regarding Forward Looking Statements This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) costs related to the business combination; (3) changes in applicable laws or regulations; (4) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (5) the operational and financial outlook of Shift; (6) the ability for Shift to execute its growth strategy; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. 27 27

Q3 2020 LETTER TO SHAREHOLDERS CONTACT IR/MEDIA ir@shift.com